EXHIBIT 4.34

Non-executive director appointment letter – Mr Paul J Rizzo

The Non-executive director appointment letter of Mr Paul J Rizzo is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005